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Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

        We consent to the use in the filing of the S-8 of ACT Teleconferencing, Inc. of our report dated April 14, 2004 accompanying the financial statements of ACT Teleconferencing, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

/s/ HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
August 25, 2004

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INDEPENDENT AUDITOR'S CONSENT